Severance Calculation
Contingent on receipt of a signed Separation and Release Agreement

Exhibit 10.2.9

Employee Name	Ray Pepper
Hire Date	6/23/97
Anticipated Separation Date	1/4/19
Annualized Salary	$258,000.00
Baseline Severance	12 months = $258,000.00
Additional Severance based on Tenure at 18 years (At 5 years, 2 weeks per full year of service up to additional 26 weeks’ severance)	26 weeks =$129,000
Total Severance: $387,000
COBRA Subsidy or Cash Equivalent (choose one) (FY19 coverage: Employee only)	18 months or $9,000
Outplacement	12 months

You must meet the following conditions in order to receive the severance, Cobra Subsidy/cash and outplacement (as outlined above):

•	Have not accepted a position within Jack in the Box or Qdoba

•	Actively working through agreed separation date

•	Have satisfactory performance

•	Have a signed Separation and Release Agreement

Please note that this represents the severance calculation that we anticipate you would receive and does not constitute a formal offer or agreement.